UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): July 13, 2016
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2016, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Nancy McKinstry, chief executive officer and chairman of the executive board of Wolters Kluwer N.V., as a new director of the Company, upon the recommendation of the Board’s Nominating & Governance Committee. Ms. McKinstry will serve until the Company’s 2017 annual general meeting of shareholders, where she will be subject to re-appointment by a vote of the Company’s shareholders.
Before assuming her current position at Wolters Kluwer in 2003, Ms. McKinstry spent more than a decade with the company and its North American subsidiaries, serving as CEO of CCH Legal Information Services for three years and as CEO of operations in North America. She was first appointed to Wolters Kluwer’s four-member executive board in 2001. Earlier in her career, she was a principal with Booz & Company, focusing on media and technology.
Ms. McKinstry currently serves on the board of directors of Abbott Laboratories.
Ms. McKinstry holds an MBA in Finance and Marketing from Columbia University and earned a Bachelor of Arts degree in Economics from the University of Rhode Island, Kingston. In 2015, she was awarded the honorary degree of Doctor of Laws by the University of Rhode Island.
Ms. McKinstry has been appointed to serve on the Board’s Audit Committee. She will receive the pro rata portion of the standard compensation for service on the Board (currently $100,000 per annum) and the Audit Committee (currently $11,250 per annum), based on the number of days remaining in the current director compensation year. Ms. McKinstry may elect to receive her compensation in cash or equity. She will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.
The Company expects Ms. McKinstry to enter into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.
A copy of the Company’s news release issued on July 13, 2016 regarding the appointment of Ms. McKinstry to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99     News Release of Accenture plc, dated July 13, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2016	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture plc, dated July 13, 2016